UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                           Marlton Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the registrant)

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 17, 2004

                                   ----------

To the Shareholders of MARLTON TECHNOLOGIES, INC.:

      The Annual Meeting of Shareholders of MARLTON TECHNOLOGIES, INC. will be held on June 17, 2004 at 11:00 a.m. at the Philadelphia Room, Doubletree Hotel, 9461 Roosevelt Boulevard, Philadelphia, Pennsylvania, for the following purposes:

            (1)   To elect five directors to the Company's Board of Directors.

            (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on April 28, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       By order of the Board of Directors
                                Alan I. Goldberg
                               Corporate Secretary
                           Philadelphia, Pennsylvania
                                   May 4, 2004

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         Annual Meeting of Shareholders
                            To Be Held June 17, 2004

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of MARLTON TECHNOLOGIES, INC. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held June 17, 2004 and at any adjournments thereof (the "Annual Meeting"). If the enclosed Proxy is properly executed and returned, the shares represented will be voted in accordance with the instructions specified by the shareholder. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, those shares will be voted (i) FOR the nominees for director set forth below, and (ii) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. Proxies may be revoked at any time prior to being voted (i) by delivery of written notice to the Company's Corporate Secretary,
(ii) by submission of a later dated proxy, or (iii) by revoking the proxy and voting in person at the Annual Meeting.

      This Proxy Statement, the enclosed Proxy and the 2003 Annual Report of the Company are first being mailed to the Company's shareholders on or about May 4, 2004.

                                  VOTING RIGHTS

      Only shareholders of record at the close of business on April 28, 2004 (the "Record Date") will be entitled to vote at the meeting. On that date there were outstanding 12,844,696 shares of the Company's common stock, no par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. To conduct the business of the meeting, a quorum of shareholders must be present. This means at least a majority of the issued and outstanding shares of Common Stock eligible to vote must be represented at the meeting, either by proxy or in person. With respect to election of directors, the five candidates receiving the greatest number of votes cast will be elected as directors of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve any other proposals which may properly come before the Annual Meeting or any adjournments thereof. Abstentions, votes withheld, and broker non-votes will be counted for purposes of determining a quorum but will not be counted otherwise. Broker non-votes occur as to any particular proposal when a broker returns a proxy but does not have authority to vote on such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the shares of Common Stock beneficially owned as of the Record Date, by (i) the Company's directors; (ii) the Company's executive officers; (iii) the Company's directors and executive officers as a group; and (iv) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                                            Amount and Nature of         Percentage
Shareholder                                                                 Beneficial Ownership        Ownership(1)
-----------                                                                 --------------------        ------------
Scott J. Tarte (2)(3)                                                             4,073,648                27.4%
Jeffrey K. Harrow (3)(4)                                                          4,062,484                27.3%
Robert B. Ginsburg (3)(5)(6)                                                      2,635,029                18.2%
Alan I. Goldberg (6)(7)                                                           1,300,772                 9.5%
A.J. Agarwal (8)                                                                    100,000                    *
Jerome Goodman (9)                                                                  119,100                    *
Richard Vague (10)                                                                  100,000                    *
Washburn Oberwager (11)                                                             100,000                    *
Stephen P. Rolf (12)                                                                 61,000                    *
All directors and executive officers as a group (9 persons)(13)                  12,552,033                63.3%
Lawrence Schan (14)                                                                 990,550                 7.7%
Stanley D. Ginsburg (15)                                                            815,467                 6.3%
Ira Ingerman (16)                                                                   774,367                 6.0%
Lombard Associates (17)                                                             785,226                 6.1%

----------
*     Less than 1%

(1) Percent of class has been computed on the basis of 12,844,696 of Common Stock outstanding as of the Record Date, plus certain shares beneficially owned by a shareholder and deemed outstanding as of the Record Date.

(2) Includes an aggregate of 2,000,000 shares which Mr. Tarte may acquire upon the exercise of outstanding options and warrants.

(3) Messrs. Harrow, Tarte and R. Ginsburg are parties to a Stockholders' Agreement as described below. Does not include shares held by other parties to the Stockholders' Agreement, and each party disclaims beneficial ownership of all shares held by the other parties thereto.

(4) Includes an aggregate of 2,013,336 shares which Mr. Harrow may acquire upon the exercise of outstanding options and warrants.

(5) Includes an aggregate of 1,630,021 shares which Mr. Ginsburg may acquire upon the exercise of outstanding options and warrants.

(6) Does not include for each of Messrs. Goldberg and Ginsburg 204,499 shares held by the Company's 401(k) Plan for the benefit of the Company's employees. Each of Messrs. Goldberg and Ginsburg is a trustee of such plan, and each disclaims beneficial ownership of all such shares except those shares held for his direct benefit as a participant in such plan.

(7) Includes an aggregate of 896,221 shares which Mr. Goldberg may acquire upon the exercise of outstanding options and warrants.

(8) Includes an aggregate of 100,000 shares which Mr. Agarwal may acquire upon the exercise of outstanding options and warrants.

(9) Includes an aggregate of 100,000 shares which Mr. Goodman may acquire upon the exercise of outstanding options and warrants and 19,100 shares he owns indirectly. Mr. Goodman is a director of the Company until the 2004 Annual Meeting.

(10) Includes an aggregate of 100,000 shares which Mr. Vague may acquire upon the exercise of outstanding options and warrants.

(11) Includes an aggregate of 100,000 shares which Mr. Oberwager may acquire upon the exercise of outstanding options and warrants.

(12) Includes an aggregate of 60,000 shares which Mr. Rolf may acquire upon the exercise of outstanding options and warrants.

(13) Includes shares beneficially owned by Messrs. Harrow, Tarte, R. Ginsburg, Goldberg, Agarwal, Goodman, Vague, Oberwager and Rolf. The address for each of the Company's executive officers and directors is 2828 Charter Road, Philadelphia, Pennsylvania, 19154.

(14)  Mr. Schan's address is: 507 Fishers Road, Bryn Mawr, PA 19010.

(15) Mr. Stanley Ginsburg's address is: 50 Belmont Ave., #1014, Bala Cynwyd, PA 19004.

(16)  Mr. Ingerman's address is: 1300 Centennial Road, Narbeth, PA 19072.

(17) Lombard Associates is a sole proprietorship owned by Charles P. Stetson, Jr. and its address is: 115 East 62nd Street, New York, New York 10021

Stockholders' Agreement

      On November 20, 2001, Messrs. Tarte, Harrow and Robert Ginsburg and the Company entered into a Stockholders' Agreement pursuant to which, with certain exceptions, (i) Messrs. Tarte and Harrow have the right to designate that number of individuals as nominees (which nominees include Tarte and Harrow) for election as directors as shall represent a majority of the Company Board, (ii) Messrs. Tarte, Harrow and Ginsburg will vote their shares of Company Common Stock in favor of the Messrs. Tarte and Harrow designees and Mr. Ginsburg, (iii) without the prior written consent of Mr. Ginsburg, for a period of seven years following the effective date of the Stockholders' Agreement, Messrs. Tarte and Harrow agreed not to vote any of their shares of Company Common Stock in favor of (x) the merger of the Company, (y) the sale of substantially all of the Company's assets, or (z) the sale of all the shares of Company Common Stock, in the event that in connection with such transactions the shares of Company Common Stock are valued at less than $2.00 per share, (iv) Messrs. Tarte, Harrow and Ginsburg will recommend to the Company Board that it elect Mr. Harrow as the Chairman of the Board of the Company, Mr. Ginsburg as the President and Chief Executive Officer of the Company, and Mr. Tarte as the Vice Chairman of the Board of the Company and as the Chief Executive Officer of each subsidiary of the Company, and (v) Messrs. Tarte, Harrow and Ginsburg shall have a right of first refusal with respect to one another in connection with any sale of the shares of Company Common Stock held by them. The term of the Stockholders' Agreement is 20 years. For this Annual Meeting, Messrs. Tarte and Harrow have not designated any nominees for directors other than themselves. Due to the American Stock Exchange's newly enacted requirement that a majority of the Board be comprised of independent directors, Mr. Ginsburg has waived the Stockholders' Agreement requirement (and his employment agreement requirement) that Messrs. Tarte and Harrow vote for him as a nominee for director, as long as the Company provides him with Board observer rights allowing him to receive notice and all materials for Board meetings as provided to Board members and the right to attend Board meetings without any voting rights.

                              ELECTION OF DIRECTORS

      At each annual meeting of shareholders, members of the Board are elected for a one year term. In accordance with the Company's Articles of Incorporation and its Bylaws, the Board by resolution has fixed the total number of directors at five. Jeffrey K. Harrow, A.J. Agarwal, Washburn Oberwager, Scott J. Tarte, and Richard Vague have been designated by the Board as its nominees for election as directors at the Annual Meeting, to serve for the term expiring in 2005. Since only five nominees are to be elected, proxies cannot be voted for more than five individuals.

      The Company has no reason to believe that a nominee will be disqualified or unable or unwilling to serve if elected. However, if a nominee is unable to serve or for good cause will not serve, proxies may be voted for another person nominated by the Board to fill the vacancy. Following is certain information concerning the nominees.

                                                           Director
      Name                                    Age           Since:
      ----                                    ---           ------
      Jeffrey K. Harrow                       47             2001
      A.J. Agarwal                            37             2001
      Washburn Oberwager                      57             2002
      Scott J. Tarte                          41             2001
      Richard Vague                           47             2001

      Mr. Harrow has served as an officer of the Company since November 2001 and is currently Chairman of the Company. Mr. Harrow served as President and CEO of CMPExpress.com from 1999 through 2000. Mr. Harrow negotiated the sale of the CMPExpress.com business to Cyberian Outpost, NASDAQ ticker (COOL) in September 2000. From 1982 through 1998, Mr. Harrow was the President, CEO and a Director of Travel One, which was in 1998 the 6th largest travel management company in the United States. Mr. Harrow previously served as a board member for the Company and has served as a board member for Eastern Airlines Advisory Board, Cherry Hill National Bank (sold to Meridian Bank), and Hickory Travel Systems. Mr. Harrow is a graduate of George Washington University School of Government and Business Administration earning his B.B.S. in 1979.

      Mr. Agarwal is a Senior Managing Director in the Mergers & Acquisitions Advisory Group for The Blackstone Group. Since joining Blackstone in 1992, Mr. Agarwal has worked on a variety of mergers and acquisitions transactions (both in an advisory capacity and as a principal). Before joining Blackstone, Mr. Agarwal was with Bain & Company. Mr. Agarwal graduated from Princeton University magna cum laude and Phi Beta Kappa and received an MBA from Stanford University Graduate School of Business. He serves as a trustee of Princeton University's Foundation for Student Communication, the publisher of Business Today magazine.

      Mr. Oberwager was Chief Executive Officer and a co-owner from 1987 to 1999 of Western Sky Industries, Inc., a leading manufacturer of aircraft systems and components. This $170 million business was divested in 1999. Since that time, Mr. Oberwager has provided equity capital for high tech companies and has been a principal in Avery Galleries, which specializes in American paintings.

      Mr. Tarte has served as an officer of the Company since November 2001 and is currently Vice Chairman of the Company. From January 2001 to November 2001, Mr. Tarte served as acting CEO of Medidata Solutions, a privately held technology company specializing in applications that streamline the data collection process for clinical trials of new drug compounds seeking FDA approval. From January 1988 to November 1998, Mr. Tarte was an owner and served as Chief Operating Officer of Travel One. Mr. Tarte oversaw all corporate operations and finance of the company, and shared responsibility for strategic planning with Mr. Harrow. In November 1998, Travel One was sold to the American Express Corporation. Mr. Tarte launched American Express One, a $3 billion travel division representing a consolidation of the prior Travel One organization and over $2 billion of legacy American Express business. In December 1999, Mr. Tarte resigned his position with American Express but agreed to remain as a paid consultant. Mr. Tarte graduated from the University of Pennsylvania with a B.A. in 1984 and he received his law degree from Fordham University in 1987.

      Mr. Vague co-founded Juniper Financial in 1999, a direct consumer bank with advanced internet and wireless functionality. Mr. Vague is the Chairman and CEO of Juniper Financial. Prior to co-founding Juniper Financial, from 1985 to 1999, Mr. Vague was co-founder, Chairman and CEO of First USA, a credit card company that grew from a virtual start-up in 1985 to the largest VISA credit card issuer in the world. He also served as chairman of Paymentech, the merchant payment-processing subsidiary of First USA and is a former board member of VISA.

      Messrs. Harrow, Tarte, Robert Ginsburg (President and Chief Executive Officer of the Company) and Alan Goldberg (General Counsel and Corporate Secretary of the Company), have employment agreements with the Company which require the Company and the Company Board to use their best efforts to cause them to be elected and re-elected as directors for a term equal to the term of their employment agreements. Due to the American Stock Exchange's newly enacted requirement that a majority of the Board be comprised of independent directors, Messrs. Ginsburg and Goldberg have agreed to waive such employment agreement requirements, as long as the Company provides them with Board observer rights allowing them to receive notice and all materials for Board meetings as provided to Board members and the right to attend Board meetings without any voting rights. Pursuant to the Stockholders' Agreement, Messrs. Harrow, Tarte and Ginsburg are required to vote for each of them, one designee of Mr. Harrow and one designee of Mr. Tarte, as directors of the Company. As provided above, Mr. Ginsburg has waived the requirement that Messrs. Harrow and Tarte vote for his election to the Board, and for this Annual Meeting, Messrs. Harrow and Tarte have waived their right to each designate a designee.

      Messrs. Harrow and Tarte are brothers-in-law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission, the American Stock Exchange, and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no Forms 3, 4 and 5 were required, the Company believes that the Company's directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements for 2003 (and for prior years except to the extent previously disclosed), except one Form 3 reporting one transaction was not timely filed for Redwood Acquisition Corp., a newly formed entity to be owned in part by Messrs. Harrow, Tarte, R. Ginsburg, Goldberg and Lombard Associates (Charles P. Stetson, Jr.) in connection with a proposed merger with the Company which was subsequently terminated.

      MEETINGS OF THE BOARD AND COMMITTEES, ATTENDANCE AND FEES

      A total of three regular and special meetings of the Board were held during 2003. All nominees for director attended at least 75% of the aggregate of 2003 total Board meetings and 2003 total Board committee meetings on which such directors served. The Board does not have a policy with respect to Board members' attendance at annual meetings, and two Board members attended the Company's most recent annual meeting. Security holders may send communications to the Board of Directors or any specified individual director, by mailing such communication to the addressee at the Company's principal address. All such communications are delivered directly to the addressee.

      For the year 2003, directors not employed by the Company received (i) a fee of $500 for each Board meeting attended in person, $250 for participation by telephone, and (ii) a fee of $250 for each committee meeting attended whether in person or by telephone. Directors employed by the Company receive no additional compensation for their services as directors of the Company.

Committees of the Board

      The Audit Committee is currently comprised of three independent directors and operates under a written Audit Committee Charter adopted by the Board of Directors and attached as Annex A. The Company also has a written Code of Ethics, applicable to its directors, officers, and employees. The members of the Audit Committee are independent as defined in Section 121A of the American Stock Exchange listing standards. The Audit Committee in its capacity as a committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm reports directly to the Audit Committee. Four formal meetings were held during the last fiscal year by this committee. This committee currently consists of Messrs. Agarwal, Oberwager and Vague. The Board has determined that Mr. Agarwal is a financial expert as defined in Item 401 of Regulation S-K and is also independent as defined in Section 121A of the American Stock Exchange listing standard. Mr. Agarwal's relevant experience is set forth under "Election of Directors."

      The Company has a Compensation Committee which is appointed by the Company Board and currently consists of Messrs. Agarwal, Oberwager and Vague. The primary functions of this committee are to review and determine executive compensation, and to administer the Company's option, stock and incentive plans. Subject to the provisions of each plan, the committee prescribes the number of shares and terms of each option and stock grant, and interprets and makes all other determinations for the administration of each plan. Although no formal meetings were held during the last fiscal year, all decisions during the fiscal year were made by written resolutions, in lieu of meetings, consented to by each member of the committee, or by telephone discussions among committee members.

      The Board does not have a nominating committee (nor is there a nominating committee charter) and the functions that would otherwise be performed by such committee are performed by the entire Board. The Board does not believe that a nominating committee is necessary because, among other things, the selection of nominees requires the approval of the majority of the independent directors (i.e., currently Messrs. Agarwal, Oberwager and Vague) as defined by Section 121A of the American Stock Exchange listing standards. While there are no formal qualifications for directors nor is there any formal process (other than as set forth herein) by which candidates for directors (including candidates recommended by shareholders) are identified or evaluated, the Company's Bylaws provide that nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections. The Board or such committee, as the case may be, may consider written recommendations from shareholders for nominees for election to the Board provided any such recommendation, together with (a) such information regarding each nominee as would be required to be included in a proxy statement filled pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and
(b) the consent of each nominee to serve as a director of the Company if so elected, is received by the Secretary of the Company, in the case of an annual meeting of Shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received. The Board may also request, among other things, information regarding the shareholder recommending such candidate (including the nature of the relationship between such proponent and the candidate) and other relevant information regarding the candidate. Only persons duly nominated for election to the Board in accordance with the Company's Bylaws and persons with respect to whose nominations proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board. The Board also contemplates that a majority of directors will be independent, at least three of the directors will have the financial literacy necessary for service on the audit committee and at least one of these directors will qualify as an audit committee financial expert. The Board does not have any specific policy with regard to the consideration of any director candidates recommended by security holders, but believes it appropriate for the Board to consider any such recommendations on a case-by-case basis, if any such recommendations are received. No specific or minimum qualifications for a nominee have been established, nor has any formal process been adopted for identifying and evaluating nominees, although the Board will evaluate a nominee without regard to the fact that such nominee was recommended by a security holder. All current nominees for director are either executive officers or incumbent directors standing for re-election.

                             AUDIT COMMITTEE REPORT

      The Audit Committee has met and held discussions with management and the Company's independent accountants and has reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent accountants. The Audit Committee has also discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

      The Company's independent accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the Company's independent accountants that firm's independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                                   A.J. Agarwal - Chairman
                                                   Washburn Oberwager
                                                   Richard Vague

                       EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

                                           Officer
         Name                     Age      Since:              Offices with Company
         ----                     ---      ------              --------------------
         Jeffrey K. Harrow        47        2001                Chairman, Director
         Scott J. Tarte           41        2001              Vice Chairman, Director
         Robert B. Ginsburg       50        1990                  CEO, President
         Alan I. Goldberg         52        1990       General Counsel, Corporate Secretary
         Stephen P. Rolf          48        2000              Chief Financial Officer

      Pursuant to a Stockholders' Agreement, Messrs. Tarte, Harrow and Ginsburg have agreed to recommend to the Company Board that it elect Mr. Harrow as the Chairman of the Board of the Company, Mr. Ginsburg as the President and Chief Executive Officer of the Company, and Mr. Tarte as the Vice Chairman of the Board of the Company and as the Chief Executive Officer of each subsidiary of the Company.

Business Experience

      The business experience of Messrs. Harrow and Tarte, who are brothers-in-law, are set forth under "Election of Directors."

      Mr. Ginsburg has served as a director of the Company from 1990 to the 2004 Annual Meeting, as an officer of the Company since August 1990 and is currently Chief Executive Officer and President of the Company. Mr. Ginsburg is a Certified Public Accountant. From 1985 to August 1990, Mr. Ginsburg was actively involved in the development and management of business opportunities, including the acquisition of manufacturing companies, investment in venture capital situations and the provision of finance and management consulting services as a principal of Omnivest Ventures, Inc.

      Mr. Goldberg has served as a director of the Company from 1991 to the 2004 Annual Meeting, as an officer of the Company since August 1990 and is currently General Counsel and Corporate Secretary of the Company. Mr. Goldberg is a corporate attorney. From April 1987 through August 1990 he was involved in venture capital investments and business acquisitions as a principal of Omnivest Ventures, Inc.

      Mr. Rolf became Chief Financial Officer and Treasurer of the Company in January 2000. Mr. Rolf was employed from 1977 to December 1999 by Hunt Corporation, a New York Stock Exchange listed manufacturer and distributor of office and graphics products, in various financial capacities, including Vice President and Controller.

Executive Compensation

      The following Summary Compensation Table sets forth the aggregate amounts paid or accrued by the Company and its subsidiaries during the last three fiscal years to its Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                                                  Annual Compensation                    Long Term Compensation
                                                  -------------------                    ----------------------
                                                                       Other    Restricted   Securities
                                                                      Annual       Stock     Underlying      LTIP     All Other
       Name and                          Salary          Bonus       Compen-      Awards      Options/     Payouts      Compen-
 Principal Position           Year         ($)            ($)       sation ($)      ($)        SARs (#)      ($)     sation ($)(1)
 ------------------           ----         ---            ---       ----------      ---        --------      ---     -------------
Jeffrey K. Harrow(2)          2003      210,853(4)          --           --         --              --        --         5,400
  Chairman                    2002      197,532(3)          --           --         --              --        --         7,000
                              2001       25,217             --           --         --              --        --            --

Scott J. Tarte(2)             2003      210,853(4)          --           --         --              --        --         6,000
  Vice Chairman               2002      197,532(3)          --           --         --              --        --         7,000
                              2001       25,217             --           --         --              --        --            --

Robert B. Ginsburg            2003      213,930(4)      20,000(5)        --         --              --        --         8,800
  President and CEO           2002      210,136(3)      24,000(5)        --         --         623,369        --         7,000
                              2001      218,545         28,570           --         --              --        --         6,000

Alan I. Goldberg              2003      160,851(4)          --           --         --              --        --         6,800
  General Counsel &           2002      157,623(3)          --           --         --         591,341        --         7,000
  Corporate Secretary         2001      163,928         21,430           --         --              --        --         6,000

Stephen P. Rolf               2003      128,077             --           --         --              --        --         1,000
  CFO                         2002      119,904(3)          --           --         --              --        --         1,000
                              2001      120,000         30,000           --         --              --        --         1,000

----------

(1) Consists solely of reimbursement of life and disability insurance premiums.

(2) Messrs. Harrow and Tarte assumed their executive officer roles with the Company on November 20, 2001.

(3) These 2002 salaries reflect a mandatory leave policy implemented by the Company in 2002 whereby most Company employees, including Messrs. Ginsburg, Goldberg and Rolf, were required to take additional time off and received 80% of their salaries over a 10 week period. Messrs. Harrow and Tarte agreed to receive 50% of their salaries over this 10 week period.

(4) These 2003 salaries reflect voluntary salary reductions taken by Messrs. Harrow, Tarte, Ginsburg and Goldberg over the last eight weeks of 2003.

(5) These amounts will be applied to reduce any future bonus entitlement of Mr. Ginsburg.

                      Option/SAR Grants in Last Fiscal Year

There were no stock options or stock appreciation rights granted to any of the above individuals in 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                Number of Securities       Value of Unexercised In the
                                                               Underlying Unexercised          Money Options/SARs
                        Shares Acquired        Value           Options/SAR FY-End (#)            at FY-End ($)
     Name               on Exercise (#)     Realized ($)     Exercisable/Unexercisable      Exercisable/Unexercisable
     ----               ---------------     ------------     -------------------------      -------------------------
Jeffrey K. Harrow               --               --                  13,336/0                         0/0
Scott J. Tarte                  --               --                    0/0                            0/0
Robert B. Ginsburg              --               --                 630,021/0                         0/0
Alan I. Goldberg                --               --                 596,221/0                         0/0
Stephen P. Rolf                 --               --                  60,000/0                         0/0

             Long-Term Incentive Plans - Awards in Last Fiscal Year

There were no long-term incentive plans awards made to any of the above individuals in 2003.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

      Pursuant to employment agreements with a term continuing through December 31, 2004 and thereafter for successive one year terms until terminated by the Company or the employee with 90 days notice prior to the end of the then existing term, Mr. Ginsburg is employed as the Company's President and Chief Executive Officer, Mr. Harrow is employed as the Company's Chairman, and Mr. Tarte is employed as the Company's Vice Chairman and as the Chief Executive Officer of each of the Company's subsidiaries, in each case at a base salary of $218,445, to be reviewed annually by the Company's Board of Directors to consider future adjustments. Their employment agreements also provide that the salary and bonus (excluding 2001) for each of these three executive officers will be no less than the salary and bonus provided to the other two executive officers. Messrs. Harrow and Tarte have each deferred taking salary and bonus equal to that taken by Mr. Ginsburg for 2002 and 2003, and such deferred amounts are not included in the summary compensation table above. Pursuant to the Stockholders' Agreement, Messrs. Harrow, Tarte and Ginsburg have agreed to recommend to the Company Board that it employ these individuals in these capacities. For 2004 and thereafter, Messrs. Harrow, Tarte and Ginsburg will each receive a bonus in accordance with a new bonus plan to be determined by the Compensation Committee.

      Pursuant to an employment agreement terminable by the Company with 365 days notice, Mr. Goldberg is employed on a 30 hour per week basis as the Company's General Counsel and Corporate Secretary, at a base salary of $163,909 with annual increases of 3%. Mr. Goldberg has deferred taking such annual increases in 2002 and 2003, and such deferred amounts are not included in the summary compensation table above. Mr. Goldberg receives an annual bonus ranging
(i) from .75% of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 5%, to (ii) 5.25% of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 25%.

      Pursuant to an employment agreement continuing until terminated by either party, Mr. Rolf is employed as the Company's Chief Financial Officer at a current base salary of $130,000 per year. Mr. Rolf receives an annual bonus ranging (i) from $30,000 if the Company's pre-tax profit is at least 5% of sales, to (ii) $100,000 if the Company's pre-tax profit is a least 12% of sales, adjusted for certain amortization and interest costs.

      In the event of termination of employment without cause by the Company, each of Messrs. Harrow, Tarte, Ginsburg and Goldberg is entitled to all compensation payable under his respective employment agreement over the remaining term and the economic benefit of all stock options as if his employment agreement were not terminated, and Mr. Rolf is entitled to continuation of his base salary for a period of six months after termination.

             Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the "Committee"), comprised of three independent directors, administers the Company's stock incentive plans, and reviews and recommends to the Board, subject to the Company's contractual commitments, the compensation to be awarded to the named executives officers. The principal objective of the Company's compensation program is to build shareholder value by attracting and retaining key executives and by further aligning the interests of the executive offers with the shareholders. The Committee establishes compensation programs which it believes are reasonable and competitive with similarly situated companies. The components of the Company's executive compensation program are base salary, bonus plans and stock based incentives (i.e., stock options and restricted stock awards).

      The base compensation (i.e., salary) of the named executive officers (including the chief executive officer) is determined generally pursuant to employment agreements entered into prior to 2003; the Committee believes that the salaries payable pursuant to those agreements are generally competitive with similarly situated companies. Though salary is not directly tied to corporate performance, four of the named executive officers, in light of the Company's financial condition, voluntarily reduced their salaries in the final eight weeks of 2003 representing an aggregate of approximately $23,000.

      The Committee also strives to align the interests of the named executive officers with that of the shareholders by awarding stock based incentives (none of which were awarded in 2003 and which historically have been based on an evaluation, both subjective and objective, of the executive's performance and the overall performance at the Company) and cash bonuses based on objective criteria (which criteria are generally set forth in the executive officers' employment agreement or other written document) tied to the Company's profitability. The chief executive officer's bonus for 2003 was based solely on subjective considerations unrelated to corporate performance. The Committee, in awarding the bonus to the chief executive officer, took into account that the bonus (as is also the case with respect to bonus awarded to him for 2002) will be used to offset bonuses that may be payable to him in the future.


                                                  Richard Vague - Chairman
                                                  A.J. Agarwal
                                                  Washburn Oberwager

           Compensation Committee Interlocks and Insider Participation

      For 2003, Messrs. Agarwal, Oberwager and Vague have served as the Compensation Committee of the Board of Directors.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following graph shows the cumulative total shareholder return on Company Common Stock on a yearly basis over the five-year period ended December 31, 2003 and compares this return with (i) the American Stock Exchange Market Value Index, and (ii) the 678 public companies listed in the Company's Standard Industrial Code 7389 - Business Services Not Elsewhere Classified. The graph assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested.

                              [LINE CHART OMITTED]

                                    1998        1999        2000       2001       2002       2003
                                    ----        ----        ----       ----       ----       ----
Marlton Technologies, Inc.           100       68.18       12.12      10.67       5.58      12.12
SIC Code                             100      142.11       32.08      30.68      22.04      35.66
American Stock Exchange Index        100      124.67      123.14     117.47     112.78     153.50

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company previously leased its principal facility in Philadelphia from an independent third party pursuant to a lease expiring October 1, 2004, with renewal options at a rental equal to fair market value. The triple net rent was $2.44 per square foot until October 1, 1999, $ 2.54 until October 1, 2001, $2.61 until October 1, 2002, $2.60 until October 1, 2003 and $2.70 until October 1, 2004. In May 1999, 2828 Partnership L.P., a limited partnership whose general partners are Stanley Ginsburg and Ira Ingerman, purchased the Philadelphia facility, and entered into a new lease with the Company (the "New Lease"). The New Lease provides for a term of 20 years, an option for the Company to terminate after 10 years subject to the landlord's ability to relet the premises, triple net rent for the first 10 years at a rate of $2.59 per foot and thereafter at a formula rate based on the hypothetical refinanced mortgage debt, plus $.74 per square foot. Upon a change in control of the

Company, the rent will be reset at then fair market value if greater than the existing base rent. Following this transaction, the Company built a 15,800 square foot addition onto the facility to accommodate its need for additional office space for its internal needs and to relocate the DMS Store Fixtures operations into this location, at a total cost of approximately $1,500,000. Upon completion of this addition, the landlord reimbursed the Company for its actual construction costs, less certain financing and closing costs, and the triple net rent was increased by $13,666.75 per month for the remainder of the first 10 years, reflecting the additional debt service and costs incurred by the landlord to finance the addition.

      Messrs. Stanley Ginsburg and Ira Ingerman are listed under "Security Ownership" as 5% or more beneficial owners of Company Common Stock, and Stanley Ginsburg is the father of Robert B. Ginsburg, the President and CEO of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has recommended and the Board of Directors has selected the firm of McGladrey & Pullen, LLP ("McGladrey") as the Company's independent public accountants for 2004. A representative of McGladrey is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. McGladrey served as the Company's independent public accountants commencing November 17, 2003, and prior to such time PricewaterhouseCoopers LLP ("PwC") served in 2003 as the Company's independent public accountants.

      On November 17, 2003, the Company dismissed PwC as its independent public accountants and appointed McGladrey as its new independent public accountant. The decision to dismiss PwC and to retain McGladrey was approved by the Company's Audit Committee and Board of Directors on November 17, 2003. The reports of PwC on the Company's financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and through November 17, 2003 there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports. During the Company's two most recent fiscal years and through November 17, 2003, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)). The Company provided PwC with a copy of this disclosure and requested that PwC review such disclosure and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a) (3) of Regulation S-K. Such letter was filed as Exhibit
16.1 to the Company's Current Report on Form 8-K dated November 17, 2003. During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period up to November 17, 2003, the Company did not consult with McGladrey regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any other matters or reportable events set forth in Items 304 (a) (1) (iv) and (a) (1) (v) of Regulation S-K.

Audit Fees. For the fiscal year ending December 31, 2003, the Company was billed $98,075 by McGladrey for professional services rendered for the audit of the financial statements included in the Company's Annual Report on Form 10-K and the Company was billed $59,293 by PwC for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and in the

Annual Report on Form 10-K. For the fiscal year ending December 31, 2002, the Company was billed $124,496 by PwC for professional services rendered for the audit of the financial statements included in the Company's Annual Report on Form 10-K and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

Audit-Related Fees. For the fiscal years ending December 31, 2003 and 2002, the Company was not billed for any assurance and related services by its principal accountants that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above.

Tax Fees. For the fiscal years ending December 31, 2003 and 2002, the Company was not billed by its principal accountants for any fees for tax compliance, tax advice or tax planning.

All Other Fees. For the fiscal years ending December 31, 2003 and 2002, the Company was not billed by its principal accounts for any fees for services other than those reported above.

                              SHAREHOLDER PROPOSALS

      In order for proposals of shareholders to be considered for inclusion in the Company's proxy materials for the 2005 Annual Meeting, such proposals must be received by the Corporate Secretary of the Company not later than January 4, 2005. Any shareholder proposal or director nominee submitted, other than matters submitted for inclusion in the proxy statement in accordance with the prior sentence, will be considered untimely if not received by the Company in writing no earlier than February 16, 2005 and no later than March 18, 2005.

      The Board knows of no other business to be transacted, but if any other matters are properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will vote upon such matters in accordance with their best judgment.

      The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals and the Company may reimburse them for their expenses. In addition to solicitation by mail, officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies by telephone, telegraph, facsimile, email and personally. Additionally, the Company may retain the services of an independent solicitor to aid in the solicitation of proxies, for a fee (not anticipated to exceed $10,000) plus out-of-pocket costs and expenses.

      A copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, for the year ended December 31, 2003 may be obtained without charge by writing to Marlton Technologies, Inc., 2828 Charter Road, Philadelphia, Pennsylvania 19154, Attention: Alan I. Goldberg, Corporate Secretary.

                                                                         ANNEX A

                             Audit Committee Charter
Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Marlton Technologies, Inc.'s (the "Company") financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, accountants or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside accountant is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD/AMEX.

Accordingly, all of the members will be directors:

      1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.(1) In addition, at least one member of the Committee will have accounting or related financial management expertise. (2)

----------
(1) According to the NASD/AMEX, "familiarity with basic finance and accounting practices" requires that each such member of the Audit Committee be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment.

(2) According to the NASD/AMEX, "accounting or related financial management expertise" requires a member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside accountants are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside accountants, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside accountants'work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside accountants the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside accountants the quality and adequacy of the Company's internal controls.

o     The Committee shall:

      request from the outside accountants annually, a formal written statement delineating all relationships between the accountant and the Company consistent with Independence Standards Board Standard Number 1;

      discuss with the outside accountants any such disclosed relationships and their impact on the outside accountants' independence; and

      recommend that the Board take appropriate action to oversee the independence of the outside accountants.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside accountants.

                                                                        APPENDIX

                           MARLTON TECHNOLOGIES, INC.
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS June 17, 2004
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Revoking any such prior appointment, the undersigned hereby appoints Jeffrey K. Harrow, Scott J. Tarte and Stephen P. Rolf, and each of them, attorneys and agents, with power of substitution, to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Shareholders of Marlton Technologies, Inc., to be held on June 17, 2004 at 11:00 A.M. at the Philadelphia Room, Doubletree Hotel, 9461 Roosevelt Boulevard, Philadelphia, PA, and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

      This Proxy when properly executed and timely delivered will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR THE ELECTION OF DIRECTORS. This Proxy will be voted, in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof, and as permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934.

                    (Please vote and sign on the other side.)

        Please mark
|X|     your votes as in
        this example.

   This proxy is solicited by the Board of Directors. The Board of Directors recommends a vote FOR the Directors nominated.

1.    Election of Directors.

      Nominees: Jeffrey K. Harrow, A.J. Agarwal, Washburn Oberwager, Scott J. Tarte, Richard Vague

      |_|   Vote for all (except as marked to the contrary below).
      |_|   Withhold authority to vote for all.

      (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line below. If executed in such manner as not to withhold authority to vote for a nominee, authority to vote for such nominee shall be deemed authorized.)


      __________________________________________________________________________

2. In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE _________________________________             Date______________, 2004


SIGNATURE _________________________________             Date______________, 2004
             Signature if held jointly

Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.